ITEX CORPORATION ACQUIRES MEDIA SERVICES BUSINESS

•  ASSETS INCLUDE $4 MILLION OF AD CREDITS AND 300 MEDIA/TRAVEL ACCOUNTS

• LAUNCHES WWW.ITEXMEDIA.COM

Bellevue, WA - August 6, 2008 - ITEX Corporation (OTCBB: ITEX), The Membership Trading Community SM, a leading marketplace for cashless business transactions in North America, has acquired the media trading system, Intagio Media Services client base, and advertising credit assets of Intagio Corporation of San Francisco, California (“Media Services”). The advertising and media sector is currently the largest component of transaction volume in the ITEX Marketplace. With the new Media Services, ITEX will expand its capability in this market sector.

The Media Services were acquired on August 1, 2008. The data migration into ITEX’s web-based trading and payment systems platform has been completed. The acquired accounts will be managed from ITEX’s corporate-owned office in Chicago, Illinois. Doug Hayner and Asimina Georgiou will join the ITEX team from Intagio, bringing with them valuable client relationship experience.

“We are pleased to greatly enhance the most active sector of our trading community with potentially high-volume media and hospitality clients,” said Chairman and CEO Steven White. “With this acquisition, we now have the ability to offer a variety of new and exciting media opportunities directly to the ITEX Marketplace. Our media managers will offer enhanced media planning and execution services, expanding our clients’ budgets by enabling them to fund part of their media plan through the trading of excess goods and services. In addition, we plan to use our expanded media base to register more member businesses in the hospitality, travel, and restaurant industries.”

“This is a low-risk acquisition with great upside potential,” White continued. “Our expansion into media trading services compliments our current business model and we believe it provides ITEX a significant growth opportunity.”

Terms of the Transaction

The purchase price of approximately $750,000 included the following:
•	A cash payment of $ 51,468;
•	A $687,500 secured promissory note financed by the seller at 8% APR for 12 months;
•	Assumption of certain liabilities.

The acquired assets include the following:
•	$4,000,000 in media inventory;
•	300 client relationships;
•	Historical transactional data and associated accounts;
•	Accounts receivable.

ITEX’s cash and cash equivalents exceeded $1.0 million as of July 31, 2008.

About ITEX

ITEX, The Membership Trading Community SM, is a thriving network of 24,000 participating member businesses. Members increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services. ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions. ITEX is headquartered in Bellevue, WA. For more information, please visit ITEX’s website at www.itex.com.

Contacts:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

Budd Zuckerman
Genesis Select
303-415-0200
bzuckerman@genesisselect.com

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to increase revenues and sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our franchise network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-K and Forms 10-Q, which are available at www.sec.gov., including under the caption, “Management's Discussion and Analysis of Financial Condition and Results of Operations.” All information set forth in this release is as of August 6, 2008, and ITEX undertakes no duty to update this information.